                                                                    EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
InterStep, Inc.:

We have audited the accompanying balance sheets of InterStep, Inc. (the "Company") as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 18, 1999

INTERSTEP, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1998
AND JUNE 30, 1999 (UNAUDITED)
================================================================================

                                                                                           June 30,
                                                                                             1999
                                                                                          (Unaudited)
ASSETS                                                               1997        1998       (Note 1)

CURRENT ASSETS:
  Cash and cash equivalents                                       $  32,952   $ 187,277    $ 302,039
  Accounts receivable                                               133,820     352,564      197,587
  Prepaid expenses and other current assets                             913      11,369       14,753
                                                                  ---------   ---------    ---------

           Total current assets                                     167,685     551,210      514,379

PROPERTY AND EQUIPMENT, Net                                          42,803     160,080      152,598
                                                                  ---------   ---------    ---------

TOTAL ASSETS                                                      $ 210,488   $ 711,290    $ 666,977
                                                                  =========   =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                $  35,347   $  40,477    $  31,430
  Accrued liabilities                                                 3,552       5,726       16,395
  Note payable to stockholders                                       57,881      61,782       63,666
  Short-term capital lease obligations                                   --      13,006       13,603
                                                                  ---------   ---------    ---------

           Total current liabilities                                 96,780     120,991      125,094

LONG-TERM CAPITAL LEASE OBLIGATIONS                                      --      19,258       16,716
                                                                  ---------   ---------    ---------

           Total liabilities                                         96,780     140,249      141,810
                                                                  ---------   ---------    ---------

COMMITMENTS AND CONTINGENCIES - (Note 8)

STOCKHOLDERS' EQUITY:
  Common stock, $0.0001 par value, 1,250,000 shares authorized;
    1,000,000 shares issued and outstanding in 1997 and 1998          9,500       9,500        9,595
  Additional paid-in capital                                             --          --      104,131
  Common stock options                                                   --      92,078      190,288
  Deferred stock compensation                                            --     (80,848)    (113,654)
  Retained earnings                                                 104,208     550,311      334,807
                                                                  ---------   ---------    ---------

           Total stockholders' equity                               113,708     571,041      525,167
                                                                  ---------   ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 210,488   $ 711,290    $ 666,977
                                                                  =========   =========    =========

See notes to financial statements.

INTERSTEP, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997 AND 1998
AND SIX MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)
================================================================================

                                                      Years Ended                    Six Months
                                                      December 31,                 Ended June 30,
                                              ---------------------------    --------------------------
                                                   1997            1998          1998          1999
                                                                                    (Unaudited)
REVENUE                                        $   304,150    $ 1,253,204    $   446,651    $   438,588

COST OF REVENUE                                     44,305        173,155         74,616          3,321
                                               -----------    -----------    -----------    -----------

GROSS PROFIT                                       259,845      1,080,049        372,035        435,267
                                               -----------    -----------    -----------    -----------

OPERATING EXPENSES:
  Sales and marketing                                9,237         48,158         23,410         85,562
  Research and development                          97,120        388,545        138,085        185,942
  General and administrative                        81,309        184,962         40,052        138,670
  Stock-based compensation                              --         11,230             --        169,630
                                               -----------    -----------    -----------    -----------

           Total operating expenses                187,666        632,895        201,547        579,804
                                               -----------    -----------    -----------    -----------

OPERATING INCOME (LOSS)                             72,179        447,154        170,488       (144,537)
                                               -----------    -----------    -----------    -----------

OTHER INCOME (EXPENSE):
  Interest income                                    3,133          5,557          1,153          3,085
  Interest expense on note payable
    to shareholders                                 (3,813)        (6,152)        (2,591)        (6,024)
                                               -----------    -----------    -----------    -----------

           Total other expense                        (680)          (595)        (1,438)        (2,939)
                                               -----------    -----------    -----------    -----------

NET INCOME (LOSS) BEFORE
  INCOME TAXES                                      71,499        446,559        169,050       (147,476)

INCOME TAXES                                           456            456            228            228
                                               -----------    -----------    -----------    -----------

NET INCOME (LOSS)                              $    71,043    $   446,103    $   168,822    $  (147,704)
                                               ===========    ===========    ===========    ===========

PRO FORMA INFORMATION (UNAUDITED):
  Net income (loss)                                           $   446,103                   $  (147,704)
  Pro forma incremental C corporation income
    tax provision                                                 186,000                       128,000
                                                              -----------                    -----------

PRO FORMA NET INCOME (LOSS)                                   $   260,103                   $  (275,704)
                                                              ===========                   ===========

See notes to financial statements.

INTERSTEP, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1998
AND SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
================================================================================

                                                                      Additional    Common     Deferred                    Total
                                                 Common Stock          Paid-in      Stock        Stock      Retained   Stockholders'
                                               Shares      Amount      Capital     Options   Compensation   Earnings      Equity

BALANCE, JANUARY 1, 1997                        950,000   $   9,500   $      --   $      --   $      --    $  33,165    $  42,665

  Net income                                         --          --          --          --          --       71,043       71,043
                                              ---------   ---------   ---------   ---------   ---------    ---------    ---------

BALANCE, DECEMBER 31, 1997                      950,000       9,500          --          --          --      104,208      113,708

  Issuance of common stock options                   --          --          --      92,078     (92,078)          --           --
  Amortization of deferred stock compensation        --          --          --          --      11,230           --       11,230
  Net income                                         --          --          --          --          --      446,103      446,103
                                              ---------   ---------   ---------   ---------   ---------    ---------    ---------

BALANCE, DECEMBER 31, 1998                      950,000       9,500          --      92,078     (80,848)     550,311      571,041

  Issuance of common stock for service            9,500          95     104,131          --          --           --      104,226
  Issuance of common stock options                   --          --          --      98,210     (98,210)          --           --
  Amortization of deferred stock compensation        --          --          --          --      65,404           --       65,404
  Subchapter S distribution                          --          --          --          --          --      (67,800)     (67,800)
  Net loss                                           --          --          --          --          --     (147,704)    (147,704)
                                              ---------   ---------   ---------   ---------   ---------    ---------    ---------

BALANCE, JUNE 30, 1999                          959,500   $   9,595   $ 104,131   $ 190,288   $(113,654)   $ 334,807    $ 525,167
                                              =========   =========   =========   =========   =========    =========    =========

See notes to financial statements.

INTERSTEP, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1998
AND SIX MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)
================================================================================

                                                                    Years Ended December 31   Six Months Ended June 30,
                                                                    -----------------------   -------------------------
                                                                        1997        1998         1998         1999
                                                                                                    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $  71,043    $ 446,103    $ 168,822    $(147,704)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation                                                      19,789       54,478       19,777       39,388
     Stock-based compensation expense                                      --       11,230           --      169,630
     Changes in operating assets and liabilities:
       Accounts receivable                                            (84,299)    (218,744)      29,206      154,977
       Prepaid expenses and other current assets                           --      (10,456)     (11,900)      (3,384)
       Accounts payable                                                35,347        5,130      (25,569)      (9,047)
       Accrued liabilities                                              4,950        6,075       30,377       17,062
                                                                    ---------    ---------    ---------    ---------

           Net cash provided by operating activities                    46,830      293,816      210,713      220,922
                                                                    ---------    ---------    ---------    ---------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Purchases of property and equipment                                 (25,225)    (120,586)     (48,799)     (31,905)
                                                                    ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                    --      (18,906)     (12,827)      (6,359)
  Payments to notes payable to stockholders                            (5,000)          --           --           --
  Subchapter S distributions                                               --           --           --      (67,800)
                                                                    ---------    ---------    ---------    ---------

           Net cash used in financing activities                       (5,000)     (18,906)     (12,827)     (74,159)
                                                                    ---------    ---------    ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              16,605      154,324      149,087      114,858

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         16,347       32,952       32,952      187,277
                                                                    ---------    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                            $  32,952    $ 187,276    $ 182,039    $ 302,135
                                                                    =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
   Cash paid for interest                                           $      --    $   2,251    $     640    $   4,141
                                                                    =========    =========    =========    =========

   Cash paid for taxes                                              $     456    $     456    $     456    $      --
                                                                    =========    =========    =========    =========

NONCASH FINANCING AND INVESTING ACTIVITIES -
  Purchase of equipment under capital lease                         $      --    $  51,169    $  51,169    $      --
                                                                    =========    =========    =========    =========

See notes to financial statements.

INTERSTEP, INC.

NOTES TO FINANCIAL STATEMENTS
================================================================================

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - InterStep, Inc. (the "Company"), a Massachusetts corporation, is a closely held, electronic mail ("e-mail") management company founded in 1995. The Company provides publishers with e-mail content management, list management, and distribution services on an outsourced basis. The Company has a suite of web-based management tools and a three-tier, back-end distribution architecture.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents - Cash equivalents consist of money market funds and certificates of deposit with original maturities of three months or less at the time of acquisition.

      Property and Equipment - Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

      Revenue Recognition - Revenues derived from the delivery of e-mail content are recognized in the period the e-mail contents are delivered, provided collection of the resulting receivable is probable. Revenues from list management and distribution services are recognized when services have been performed.

      Advertising Expenses - Advertising expenses are charged to operations as incurred. Advertising expenses were not significant in 1997 or 1998.

      Research and Development Expenses - Research and development expenses are charged to operations as incurred.

      Income Taxes - The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code ("Subchapter S") which provides that the stockholders are taxed on their proportionate share of the taxable income. As a result of the Company's Subchapter S election, the accompanying statements of operations do not include an income tax provision for federal income taxes.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables. The Company's credit risk is mitigated by the Company's credit evaluation process and the reasonably short collection terms. The Company does not require collateral or other security to support accounts receivable. One customer represented 50% and 77% of total revenue for the years ended December 31, 1997 and 1998, respectively. Another customer represented 44% of total revenues for the year ended December 31, 1997. The amounts outstanding for these customers are $120,000 and $244,000 at December 31, 1997 and 1998, respectively.

      Financial Instruments - The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and note payable to stockholders. At December 31, 1997 and 1998, the fair values of these instruments approximated their financial statement carrying amount.

      Stock-Based Compensation - The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no accounting recognition is given to stock options granted to employees (including directors) at fair market value until they are exercised. Upon exercise, the net proceeds are credited to stockholders' equity. In addition, accounting recognition is given to stock options granted to employees (including directors) at less than fair market value (see Note 7). The Company accounts for stock grants issued to nonemployees in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and Emerging Issues Task Force Issue No. 96-18 under the fair-value-based method.

      Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

      Recently Issued Accounting Standards - In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources; and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The Company had no comprehensive income items to report for either of the two years in the period ended December 31, 1998. The Company currently operates one reportable segment under SFAS No.
      131. Adoption of these statements currently does not impact the Company's financial position, results of operations, cash flows, or financial statement disclosures.

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal 2001. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe adoption of this statement will have a material impact on the Company's financial position or results of operations.

      In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for an enterprise on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for the Company in 1999. The Company anticipates that accounting for transactions under SOP 98-1 will not have a material impact on the Company's financial position or results of operations.

      Pro Forma Information (Unaudited) - An unaudited pro forma adjustment to include an incremental income tax provision, at an effective tax rate of 40%, has been made to the historical results of operations to make the pro forma presentation comparable to what would have been reported had the Company operated as a C Corporation for federal and state tax purposes.

      Interim Financial Information (Unaudited) - The interim financial information as of June 30, 1999 and for the six months ended June 30, 1998 and 1999, is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

2.    PROPERTY AND EQUIPMENT

      Property and equipment as of December 31 consisted of the following:

                                                           1997          1998

      Computer equipment and purchased software         $  74,786     $ 157,978
      Computer equipment under capital lease                             44,416
      Furniture, fixtures and office equipment              2,834        46,981
                                                        ---------     ---------

      Total                                                77,620       249,375

      Less accumulated depreciation                       (34,817)      (89,295)
                                                        ---------     ---------

      Net                                               $  42,803     $ 160,080
                                                        =========     =========

      The accumulated depreciation associated with computer equipment under capital lease was $0 and $10,487 at December 31, 1997 and 1998, respectively.

3.    NOTES PAYABLE TO STOCKHOLDERS

      The Company has notes payable to two stockholders, payable on demand bearing an annual interest rate of 6.74%. The outstanding amounts as of December 31, 1997 and 1998 are $57,881 and $61,782, respectively. Interest expense incurred amounted to $3,800 and $3,900 for the years ended December 31, 1997 and 1998, respectively.

4.    DEBT

      In 1997, the Company entered into a revolving line-of-credit agreement with a bank under which the Company may borrow up to $12,000 at an interest rate of prime plus 5%. The borrowings under the line of credit are unsecured. There are no amounts outstanding on the line of credit as of December 31, 1997 and 1998.

5.    INCOME TAXES

      As of December 31, 1998, the Company has available state research and development tax credit carryforwards of $15,100 which expire in 2003. State rules place limitations on use of research and development tax credits after a change in control. Due to these provisions, utilization of the research and development tax credit carryforwards may be limited.

      The Company, under the provisions of subchapter S, is subject to a state income tax of $456, and accordingly, such amounts have been recorded as income taxes in the accompanying financial statements.

6.    STOCKHOLDERS' EQUITY

      Common Stock - On August 20, 1998, the Company's Board of Directors approved a 950-for-1 stock split and authorized an increase of common stock from 1,000 shares without par value to 1,250,000 shares with par value of $0.01 per share. All references to number of shares in the financial statements have been adjusted to reflect the stock split on a retroactive basis.

      In February 1999, the Company granted 9,500 common shares of the Company to a nonemployee consultant. Accordingly, the Company recorded $104,226 as the value of such stock granted and a corresponding stock-based compensation expense in the six-month period ended June 30, 1999.

      Stock Option Plan - The Company's 1998 Stock Option Plan (the "Plan") provides for the grant of up to 50,000 incentive or nonstatutory options to employees, officers, directors, consultants and advisors of the Company at the fair market value of the common stock on the date of grant as determined by the Board of Directors. Options granted under the Plan generally vest ratably over a period of three and a half years and expire 10 years from the date of the grant.

      Deferred Stock Compensation - At December 31, 1998, the Company had $80,848 in deferred stock compensation related to options granted to employees. This amount will be amortized to stock-based compensation expense through 2002.

      Stock-Based Compensation - During the six months ended June 30, 1999, the Company issued 10,000 common stock options at $1.15 per share, which was less than the deemed fair value of $11.00 per share. Accordingly, the Company recorded $98,210 as the value of such options. Stock-based compensation of $65,404 was amortized to expense in the six-month period ended June 30, 1999. The Company had $113,654 in deferred stock compensation, which will be amortized to expense through 2003.

      During 1998, the Company issued 9,000 common stock options at less than the fair value of its common stock. The fair value of the common stock granted in 1998 was $0.74 per share, which was less than the deemed fair value of $11.00 per share. Accordingly, the Company recorded $92,078 as the value of such options in 1998. Stock-based compensation of $11,230 was amortized to expense in 1998, and at December 31, 1998, the Company had $80,848 in deferred stock compensation related to such options, which will be amortized to expense through 2002.

      A summary of the Company's stock option activity follows:

                                                                       Weighted-
                                                                        Average
                                                         Outstanding   Exercise
                                                           Options       Price

      Balance, December 31, 1997                               --      $     --
      Granted                                               9,000          0.74
                                                           ------      --------

      Balance, December 31, 1998                            9,000      $   0.74
                                                           ======      ========

      Available for future grant at
        December 31, 1998                                  41,000
                                                           ======

      The following table summarizes information about currently outstanding and vested stock options at December 31, 1998:

                            Options Outstanding                       Options Vested
              ----------------------------------------------      -----------------------
                                                   Weighted-                    Weighted-
              Outstanding at   Weighted-Average   Average        Vested at     Average
 Range of      December 31,        Remaining       Exercise       December 31,  Exercise
 Exercise         1998          Contractual Life     Price           1998         Price
  Price

  $ 0.74          9,000             9.67             $ 0.74           500         $ 0.74

      Additional Stock Plan Information - As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic-value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations.

      SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income had the Company adopted the fair value method since the Company's inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option- pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards.

      Additional Stock Plan Information (Continued) - The Company's calculations for employee grants were made using the minimum value, option-pricing model with the following weighted-average assumptions for the year ended December 31, 1998:

      Dividend yield                                                   None
      Risk-free interest rate                                          4.60%
      Expected term                                                    3.5 years

      The weighted-average minimum value per option as of the date of grant for options granted during 1998 was $1.34.

      If the computed minimum values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, net income on a pro forma basis (as compared to such items as reported) would have been as follows at December 31, 1998:

      Loss attributable to common stockholders:
        As reported                                                    $446,103
        Pro forma                                                       445,310

7.    COMMITMENTS AND CONTINGENCIES

      Leases - Future minimum net lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:

                                                                        Capital    Operating
Year Ending December 31                                                 Leases      Leases

1999                                                                   $ 15,381    $ 41,783
2000                                                                     15,381      45,042
2001                                                                      5,127      19,167
Thereafter                                                                  --           --
                                                                       --------    --------

Total                                                                    35,889    $105,992
                                                                                   ========

Less amount representing interest                                        (3,625)
                                                                       --------

Present value of net minimum capital lease payments                      32,264

Less current installments of obligations under capital lease            (13,006)
                                                                       --------

Obligations under capital leases, excluding current installments       $ 19,258
                                                                       ========

      Total rent expense under operating leases for the years ended December 31, 1997 and 1998 was $8,690 and $22,808, respectively.

      Litigation - From time to time, the Company is involved in routine litigation that arises in the ordinary course of its business. There are no pending legal proceedings which management of the Company believes could materially affect the Company's financial position or results of operations.

8.    SUBSEQUENT EVENTS

      On August 30, 1999, Flycast Communications Corporation ("Flycast") completed the acquisition of the Company through a merger with Fremont Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of Flycast. As a result of this acquisition, the Company became a wholly owned subsidiary of Flycast. In the transaction, which will be accounted for as a pooling-of-interests, Flycast issued 480,337 shares of common stock to the Company's stockholders. Of the 480,337 shares of common stock, 47,558 shares are held by an escrow agent to serve as security for the indemnity provided by some of the stockholders of the Company.

      On September 30, 1999, Flycast announced that a definitive agreement was entered into for Flycast to be acquired by CMGI, Inc. ("CMGI") in a stock-for-stock merger. Under the terms of the agreement, CMGI will issue .4738 CMGI shares for every share of Flycast held on the closing date of the transaction. Closing of the merger is subject to customary conditions including formal approval by Flycast stockholders. In connection with the merger, Flycast also entered into a stock-option agreement, dated as of September 29, 1999, whereby Flycast granted CMGI an option to purchase up to 19.9% of the outstanding shares of Flycast common stock, which option may be exercised in the event that the merger agreement is terminated under certain circumstances.

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